CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Jacobson Resonance Enterprises, Inc.
(the "Company") on Form 10-QSB for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr.
Jerry I. Jacobson, Chief Executive Officer and Principal Financial Officer of
the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the
Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                /s/ Jerry I. Jacobson
                                                ---------------------
                                                    Jerry I. Jacobson;
                                                    Chief Executive Officer and
                                                    Principal Financial Officer

August  19, 2002